ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. LICENSE AGREEMENT

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AIE SPORTS BOOK SOFTWARE SYSTEM PRODUCT (WEBSPORTS)

THIS SINGLE USER LICENSE AGREEMENT IS A BINDING AGREEMENT BETWEEN CARIB SPORTSBOOK, INC. ( USER ) AND ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. FOR THE SOFTWARE SYSTEM PRODUCT (WEBSPORTS), WHICH INCLUDES COMPUTER SOFTWARE AND ASSOCIATED PRINTED MATERIALS. BY INSTALLING OR OTHERWISE USING THE SOFTWARE SYSTEM PRODUCT (WEBSPORTS), USER AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT.

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                         SOFTWARE SYSTEM PRODUCT LICENSE

The Software Systems Product is protected by copyright laws and International copyright treaties as well as other intellectual property laws and treaties. This Software System Product is licensed and not sold.

1. GRANT OF LICENSE. This SINGLE USER LICENSE AGREEMENT grants USER the following rights:

        o User may install and use one copy of the Software System Product. This Software System Product may not be shared or used concurrently at more than one location.

2.   DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

        o User may not reverse engineer, decompile, or disassemble the Software System Product.

        o The Software System Product is licensed as a single product. Its component parts may not be separated for use other than for one specific application.

        o User may not rent, lease, sell, transfer or assign the Software System Product without written consent of Atlantic International Entertainment, Ltd.

        o This is a non-expiring license. Without prejudice to any other rights, Atlantic International Entertainment, Ltd. may terminate this SINGLE USER LICENSE AGREEMENT if user fail to comply with all terms and conditions of this agreement. In such event, User must must destroy all copies of this product.

3. COPYRIGHT. All title and copyrights to the Software System Product are owned by Atlantic International Entertainment, Ltd.

4. FEE. $150,000 , Payable $3000 upon signing this agreement, $3000 upon installation of Software System by Atlantic International Entertainment, Ltd., and 2% of the Gross Wagering Handle until the balance is paid.

5. SUPPORT AND UPGRADES. USER at his option may elect to pay $500 per month for telephone technical support and software upgrades beginning 30 days after payment of the $150,000 fee. YES NO (please circle choice)

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. TO THE MAXIMUM EXTENT PERMITTED BY DELAWARE LAW, DISCLAIM ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THIS PRODUCT AND IN NO EVENT SHALL ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF THE USE OF THIS PRODUCT.

Agreed to this 31 day of December, 1996

Carib Sportsbook, Inc.                Atlantic International Entertainment, Ltd.
24 Mable Hill Villas                  2200 Corporate Blvd.,  Suite 317
Antigua, West Indies                  Boca Raton, Florida 33431

BY:  /s/ Jon Rogers                   BY:  /s/ Richard Iamunno
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     Jon Rogers, Managing Director         Richard Iamunno, President